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                                                                     EXHIBIT 4.2





                                    BY-LAWS

                                       OF

                                SCHERING-PLOUGH


                                  CORPORATION





                         As Amended to January 1, 1996
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                                    BY-LAWS

                                       OF

                          SCHERING-PLOUGH CORPORATION


                                       I.

                                      Name

         The name of the Corporation is SCHERING-PLOUGH CORPORATION.

                                      II.

                                      Seal


         The corporate seal shall have inscribed thereon the name of the Corporation and the year and state of incorporation. Such seal may be altered from time to time in the discretion of the Board of Directors.

                                      III.

                             Shareholders Meetings


         1. Place of Meetings. All meetings of the shareholders may be held at such place as shall be fixed by the Board of Directors of the Corporation.

         2. Annual Meeting. The Annual Meeting of Shareholders shall be held on the fourth Tuesday in April in each year, if not a legal holiday, but if a legal holiday, then on the next succeeding day not a holiday.

         At any such Annual Meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors, or (b) by any shareholder of the Corporation who complies with the procedures set forth in this Section 2. For business properly to be brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the Meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the Meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and
(d) any material interest of the shareholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this
Section 2. The chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Meeting that business was not properly brought before the Meeting in accordance with the provisions of this Section 2, and if he should so
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determine, he shall so declare to the Meeting and any such business not properly brought before the Meeting shall not be transacted.

         3. Notice. Written notice of the time, place and purpose or purposes of every meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting.

         4. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix, in advance, a date as the record date for such determination of shareholders. Such date shall be not less than 10 nor more than 60 days before the date of such meeting.

         5. Quorum. At any meeting of shareholders, the holders of shares entitled to cast a majority of the votes shall constitute a quorum.

         6. Special Meetings. Except as otherwise provided in the New Jersey Business Corporation Act, a special meeting of shareholders may be called only by the Chairman of the Board, the President or the Board of Directors of the Corporation. Business transacted at any such special meeting shall be confined to the purpose or purposes stated in the notice thereof.

                                      IV.

                               Shareholder Action


         Subject to the rights of the holders of any series of Preferred Shares then outstanding, any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of shareholders of the Corporation and may not be effected by any consent in writing by such shareholders unless all of the shareholders entitled to vote thereon consent thereto in writing. Notwithstanding anything contained in these By-laws to the contrary, this Article IV may be amended, supplemented or repealed only by the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                       V.

                                   Directors


         1. Number, Election and Terms. The business and affairs of the Corporation shall be managed by a Board of Directors which shall have and may exercise all of the powers of the Corporation, except such as are expressly conferred upon the shareholders by law, by the Certificate of Incorporation or by these By-laws. Subject to the rights of the holders of shares of any series of Preferred Shares then outstanding to elect additional directors under specified circumstances, the Board of Directors shall consist of not less than nine (9) nor more than twenty-one (21) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, or (ii) the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. At the 1985 annual meeting of shareholders, the directors shall be divided into three classes, as nearly





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equal in number as possible (but with not less than three directors in each class), with the term of office of the first class to expire at the 1986 annual meeting of shareholders, the term of office of the second class to expire at the 1987 annual meeting of shareholders, and the term of office of the third class to expire at the 1988 annual meeting of shareholders, and with the members of each class to hold office until their successors have been elected and qualified. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.


         2. Removal. Subject to the rights of the holders of any series of Preferred Shares then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         3. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Shares then outstanding, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director.

         4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as may be fixed from time to time by resolution of the Board and a regular meeting shall be held each year after the adjournment of the annual meeting of the shareholders on the same day.

         5. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, and shall be called on the written request of at least one-third of the total number of directors then in office, by oral, telegraphic or written notice given to each director not less than forty-eight hours before such meeting.

         6. Place of Meeting. The directors may hold their meetings wherever they may from time to time determine.

         7. Quorum and Vote. At all meetings of the Board of Directors, the presence of a majority of the entire Board shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. Except as otherwise provided in these By-laws or as otherwise provided by statute, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors.

         8.      Executive Committee and Other Committees.

            (a) The Board of Directors, by resolution adopted by a majority of the entire Board, may elect from among its members an Executive Committee and other committees, each consisting of three or more members and alternates, all of whom shall serve at the pleasure of the Board. The chief executive officer shall be a member of the Executive Committee ex officio. The Board may by resolution appoint one member as the Chairman of the Executive Committee and such member shall preside at all meetings of such committee at which he is present. In the absence of the Chairman of the Executive Committee, the chief executive officer, if present, shall preside at all such meetings. In the absence of the Chairman of the Executive Committee and the





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chief executive officer, a majority of the members of the Executive Committee present shall choose a chairman to preside at such meetings.

            (b) To the extent permitted by law, the Executive Committee may exercise all the powers of the Board in the management of specified matters where such authority is delegated to it by the Board, and also, to the extent permitted by law, during the intervals between the meetings of the Board, the Executive Committee shall have, and may exercise, all the powers of the Board in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it, but excluding the power to appoint a member of the Executive Committee) in such manner as the Executive Committee shall deem to be in the best interests of the Corporation and not inconsistent with any prior specific action of the Board. Between meetings of the Board, the officers of the Corporation shall consult with the Executive Committee as appropriate and shall obtain the approval by such Committee of decisions requiring such approval. An act of the Executive Committee taken within the scope of its authority shall be deemed to be an act of the Board.

            (c) Regular meetings of the Executive Committee shall be held at such times, on such dates and at such places (either within or without the State of New Jersey) as shall be fixed by resolution adopted by a majority of the Executive Committee or as shall be fixed by the Chairman of the Executive Committee or, in the absence of the Chairman of the Executive Committee, the chief executive officer. Special meetings of the Executive Committee may be called by the Chairman of the Executive Committee or by the chief executive officer. Reasonable written or oral notice of each meeting of the Executive Committee, stating the time and place thereof (either within or without the State of New Jersey), shall be given to each member thereof.

            (d) At all meetings of a committee consisting of four or less members, the presence of two members of the committee shall constitute a quorum for the transaction of business. At all meetings of a committee consisting of five or more members, the presence of a majority of the members of the committee shall constitute a quorum for the transaction of business.

         9. Greater Voting Required for Certain Action. Anything herein to the contrary notwithstanding, the affirmative vote of not less than two-thirds of the entire Board shall be required to dissolve or merge the Corporation's subsidiary, Plough, Inc. Amendment or repeal of this By-law provision shall require the affirmative vote of two-thirds of the entire Board.

                                      VI.

                       Nominations of Director Candidates


         1. Eligibility to Make Nominations. Nominations of candidates for election as directors of the Corporation at any meeting of shareholders called, in whole or in part, for election of directors (an "Election Meeting") may be made by the Board of Directors or by any shareholder entitled to vote at such Election Meeting.

         2. Procedure for Nominations by the Board of Directors. Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting. At the request of the Secretary of the Corporation, each proposed nominee shall provide the Corporation with such information concerning himself as is required, under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for his election as a director.





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         3.  Procedure for Nominations by Shareholders.  Not less than 30 days prior to the date of the Election Meeting, any shareholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) the name, age, business address, and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee, and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee.

         4. Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with Section 2 or 3 of this Article VI and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee.

         5. Determination of Compliance with Procedures. If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedure, such nomination shall be void.

                                      VII.

                                    Officers

         1. Titles. The officers of the Corporation shall consist of a Chairman of the Board, a President, a Vice Chairman of the Board, one or more Vice Presidents, a Secretary and a Treasurer and may include a Chairman of the Executive Committee and such other officers as may from time to time be elected or appointed by the Board of Directors. The chief executive officer of the Corporation shall be either the Chairman of the Board or the President. In the event that the Chairman of the Board is the chief executive officer of the Corporation, the President shall be the chief operating officer of the Corporation. In the event that the President is the chief executive officer of the Corporation, the chief operating officer shall be such officer (including but not limited to the Chairman of the Board or the President) as may be from time to time elected or appointed as chief operating officer by the Board of Directors.

         2. Terms. Each officer shall hold office for the term for which he is elected and until a successor is elected or appointed.

         3. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of shareholders and of the Board of Directors and shall perform such other duties as may from time to time be assigned by the Board.

         4. Chairman of the Executive Committee. The Chairman of the Executive Committee shall, if present, preside at all meetings of the Executive Committee, shall be consulted on all major policy and strategic decisions regarding the Corporation and shall perform such other duties as may from time to time be assigned by the Board.

         5. Chief Executive Officer. The chief executive officer of the Corporation shall have the general management and superintendence of the affairs of the Corporation. In all cases where, and to the extent that, the duties of the other officers of the Corporation are not specifically prescribed by the By-laws, or by resolutions of the Board of Directors, the chief executive officer may prescribe such duties. In the absence of the chief operating officer, the chief executive officer shall also act as chief





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operating officer.  The chief executive officer shall have and may exercise any and all powers and perform any and all duties pertaining to his office, or conferred or imposed upon his office by the By-laws or by the Board of Directors. In the absence of the Chairman of the Board, the chief executive officer, if present, shall preside at all meetings of shareholders and of the Board of Directors. The chief executive officer may, from time to time, delegate to other officers, agents and employees of the Corporation any of the powers and duties conferred upon him by the By-laws or by the Board of Directors or pertaining to his office.

         6. Vice Chairman of the Board. The Vice Chairman of the Board shall be the chief administrative officer of the Corporation and shall perform such duties as may be prescribed by the Board of Directors or, subject thereto, by the chief executive officer of the Corporation. In the absence of the Chairman of the Board and of the chief executive officer, the Vice Chairman of the Board, if present, shall preside at all meetings of shareholders and of the Board of Directors.

         7. Chief Operating Officer. The chief operating officer of the Corporation shall, subject to the direction of the Board of Directors and the chief executive officer, be in charge of the general operations of the Corporation. He shall have and may exercise any and all powers and perform any and all duties pertaining to his office, or conferred or imposed upon the chief operating officer by the By-laws, the Board of Directors or the chief executive officer. The chief operating officer may, from time to time, delegate to other officers, assistant officers, agents and employees of the Corporation any of the powers and duties pertaining to his office, or conferred upon him by the By-laws or by the Board of Directors or by the chief executive officer of the Corporation.

         8. Vice Presidents. The Vice Presidents may be designated by the Board of Directors with one or more titles denoting seniority or functions. All of the Vice Presidents shall perform such duties as may be prescribed by the Board of Directors or, subject thereto, by the chief executive officer of the Corporation.

         9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and act as secretary thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee of the Board when required. He shall cause to be given any notice which is required in respect of any meeting of shareholders and directors and shall perform such other duties as pertain to his office. He shall keep in safe custody the seal of the Corporation and affix it, when required, to any instrument.

         10. Treasurer. The Treasurer shall have the custody of all corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the chief operating officer and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         11. Other Officers. All other officers and assistant officers shall have such duties and exercise such powers as generally pertain to their respective offices, as well as such duties and powers as from time to time may be prescribed by the chief executive officer or the Board of Directors. The





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Board may require any officer, agent or employee to give security for the faithful performance of his duties.

         12. Compensation. Salaries of officers elected by the Board shall be fixed or approved by the Board of Directors. The compensation of all other officers, divisional officers, assistant officers, agents and employees shall either be so fixed or be fixed by the chief executive officer or other officers duly authorized to fix such salaries.

                                     VIII.

                                  Fiscal Year


         The Fiscal Year of the Corporation shall begin on January 1 and end on December 31 of each year, unless otherwise provided by the Board of Directors.

                                      IX.

                            Amendment, Repeal, etc.


         Notwithstanding any other provision contained in these By-laws to the contrary, Article IV ("Shareholder Action"), Sections 1 ("Number, Election and Terms"), 2 ("Removal") and 3 ("Newly Created Directorships and Vacancies") of
Article V ("Directors"), Article VI ("Nominations of Director Candidates") and this Article IX of these By-laws may be amended, supplemented or repealed only by the affirmative vote of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.



         Subject to the foregoing, the Board of Directors may amend or repeal these By-laws or adopt new By-laws.





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